Exhibit 10.8

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement dated as of June 1, 2010 (this “Amendment”) is entered into with reference to the Credit Agreement, dated as of September 19, 2006, as so amended by Amendment No. 1 thereto, dated as of March 29, 2007 and by Amendment No. 2 thereto, dated as of July 5, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Guess?, Inc. (the “Domestic Borrower”) and Guess? Canada Corporation (the “Canadian Borrower”, and together with Domestic Borrower, collectively, the “Borrowers”), the Lenders from time to time party thereto, Bank of America, N.A., as Domestic Administrative Agent and Domestic L/C Issuer, and Bank of America, N.A., acting through its Canadian branch, as Canadian Administrative Agent and Canadian L/C Issuer (collectively, the “Administrative Agents”).  Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

1.                                       Amendments.  The Borrowers and the Lenders hereby agree to amend the Credit Agreement as follows:

(a)                                  Section 2.03(a)(ii)(B) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(B)                          the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; provided, however that notwithstanding the foregoing the Borrowers may request, and the L/C Issuers shall issue, Letters of Credit having expiry dates after the Letter of Credit Expiration Date but prior to September 23, 2012 so long as the aggregate available amount which may be drawn under such Letters of Credit does not exceed $25,000,000.”

(b)                                 Section 7.03(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a)                            Investments held by the Domestic Borrower and its Subsidiaries in the form of Cash Equivalents and, at such times as the Domestic Borrower shall hold at least $50,000,000 of Cash Equivalents, other Investments permitted by the Domestic Borrower’s Investment Policy (Effective May 25, 2010) which was transmitted to the Domestic Administrative Agent via email on May 25, 2010, together with such changes thereto as may be acceptable to the Domestic Administrative Agent;”

2.                                       Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Domestic Administrative Agent of (a) counterparts of this Amendment executed by the Borrowers and (b) written consents hereto executed by the Guarantors in substantially the form of Exhibit A attached hereto.

3.                                       Representations and Warranties.  The Borrowers represent and warrant to the Administrative Agents and the Lenders that, as of the date of this Amendment, the representations and warranties of the Domestic Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, shall be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and no Default now exists.

4.                                       Confirmation.  In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

5.                                       Counterparts.  This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                       Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the California.

IN WITNESS WHEREOF, the Borrowers and the Lenders have executed this Amendment as of the date first written above by their duly authorized representatives.

GUESS?, INC.

By:	/s/ Dennis R. Secor
Name:	Dennis R. Secor
Title:	Senior Vice President and Chief Financial Officer

GUESS? CANADA CORPORATION

By:	/s/ Dennis R. Secor
Name:	Dennis R. Secor
Title:	Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Domestic Administrative Agent and Domestic Lender

By:	/s/ Matthew Koenig
Name:	Matthew Koenig
Title:	Sr. Vice President

BANK OF AMERICA, N.A., acting through its Canadian Branch, as Canadian Administrative Agent and Canadian Lender

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

Exhibit A to Amendment No. 3

CONSENT

Dated as of June 1, 2010

Each of the undersigned, as Guarantors under a Guaranty (as such terms are defined in and under the Credit Agreement referred to in the foregoing Amendment No. 3) delivered pursuant to the Credit Agreement, hereby consent and agree to the said Amendment No. 3 and hereby confirm and agree that its Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

GUESS ?, Inc.
GUESS.com, Inc.
GUESS? Retail, Inc.
GUESS? Value, LLC
GUESS? Bermuda Holdings, LLC

By:	/s/ Dennis R. Secor
Name:	Dennis R. Secor
Title:	Senior Vice President and Chief Financial Officer

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